1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United States Steel Corporation of our report dated January 31, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in United States Steel Corporation's Annual Report on Form 10-K for the year ended December 31, 2024. Pittsburgh, Pennsylvania May 9, 2025 /s/ PricewaterhouseCoopers LLP